Exhibit 10.81

EXECUTION VERSION

AMENDMENT NO. 1 TO CREDIT AGREEMENT

This Amendment No. 1 to Credit Agreement (this “Amendment”) is entered into as of October 3, 2011 by and among Ralcorp Holdings, Inc., a Missouri corporation (the “Borrower”), JPMorgan Chase Bank, N.A., individually and as administrative agent (the “Administrative Agent”), and the other financial institutions signatory hereto.

RECITALS

A. The Borrower, the Administrative Agent and the financial institutions party thereto (the “Lenders”) are party to that certain Credit Agreement dated as of July 27, 2010 (the “Credit Agreement”). Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them by the Credit Agreement, as amended hereby.

B. The Borrower, the Administrative Agent and the undersigned Lenders wish to amend the Credit Agreement on the terms and conditions set forth below.

Now, therefore, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:

1. Amendments to Credit Agreement. Upon the “Effective Date” (as defined below), the Credit Agreement shall be amended as follows:

(a) Section 1.01 is amended to add the following definitions in proper alphabetical order to read as follows:

“2008 Indenture” means the “Indenture” as defined in the Pledge Agreement as such Indenture is in effect on the First Amendment Effective Date, or as is otherwise amended in a manner that is not materially adverse to the Lenders.

“2009 Indenture” means the Senior Secured Indenture, dated as of August 14, 2009, among the Borrower, its Subsidiaries parties thereto and Deutsche Bank Trust Company Americas, as trustee, as in effect on the First Amendment Effective Date, or as otherwise amended in a manner that is not materially adverse to the Lenders.

“Distribution Date” means the date on which shares of common stock of Post (other than Retained Shares and treasury stock) are distributed to the shareholders of the Borrower or, if applicable, Holdco pursuant to the Post Spin-Off.

“First Amendment” means that certain Amendment No. 1 to Credit Agreement dated as of October 3, 2011, by and among the Borrower, the Administrative Agent, and the other financial institutions signatory thereto as lenders.

“First Amendment Effective Date” means the “Effective Date” as defined in the First Amendment.

“Holdco” means any holding company that may be formed and become the parent of Borrower pursuant to a transaction permitted hereunder.

“July 2010 Senior Notes” means (i) the Borrower’s $300,000,000 aggregate principal amount of 4.950% Senior Notes due August 15, 2020, as in effect on the First Amendment Effective Date, or as otherwise amended in a manner that is not materially adverse to the Lenders and (ii) the Borrower’s $150,000,000 aggregate principal amount of 6.625% Senior Notes due August 15, 2039, as in effect on the First Amendment Effective Date, or as otherwise amended in a manner that is not materially adverse to the Lenders.

“May 2009 Note Purchase Agreement” means the note purchase agreement dated as of May 28, 2009 among the Borrower and the purchasers party thereto with respect to the May 2009 Senior Notes, as in effect on the Effective Date, or as otherwise amended in a manner that is not materially adverse to the Lenders.

“Post Business” means the manufacture, distribution and marketing of Post® brand ready-to-eat cereal products and any other businesses or operations that comprise the Borrower’s branded cereal products reporting segment, including, if applicable, Post, Post US and their subsidiaries.

“Post” means a corporation to be formed under the laws of the State of Missouri.

“Post Obligations” means indemnification obligations of the Borrower and/or its Subsidiaries in favor of Post and/or its subsidiaries under the Post Spin-Off Documents.

“Post US” means Post, LLC, a Delaware limited liability company.

“Post Spin-Off” means a spin-off of the Post Business, including the distribution of shares of common stock of Post (other than Retained Shares and treasury stock) to the shareholders of the Borrower or, if applicable, Holdco and the transactions under the Post Spin-Off Documents related thereto.

“Post Spin-Off Documents” means (a) a separation and distribution agreement, tax sharing agreement, transition services agreement, employee matters agreement, and other agreements reasonably acceptable to the Administrative Agent relating to the Post Spin-Off, and (b) one or more merger agreements, purchase agreements, contribution agreements or other similar agreements reasonably acceptable to the Administrative Agent pursuant to which Post US may become a subsidiary of Post, the Borrower may become a subsidiary of Holdco, and/or certain other internal reorganization transactions occur for the purpose of isolating the Post Business prior to the Distribution Date.

“Retained Shares” means any shares of common stock of Post received by the Borrower or Holdco in connection with the Post Spin-Off.

“Senior Note Agreements” means the “Senior Note Agreements” as defined in the Pledge Agreement as such “Senior Note Agreements” are in effect on the First Amendment Effective Date, or as are otherwise amended in a manner that is not materially adverse to the Lenders.

(b) The definition of “August 2009 Senior Notes” is amended in its entirety to read as follows:

“August 2009 Senior Notes” means the Borrower’s $300,000,000 aggregate principal amount of 6.625% Senior Notes, due August 15, 2039, as in effect on the First Amendment Effective Date, or as otherwise amended in a manner that is not materially adverse to the Lenders.

(c) The definition of “Asset Disposition” is amended in its entirety to read as follows:

“Asset Disposition” means any sale, transfer or other disposition of any asset of the Borrower or any Subsidiary in a single transaction or in a series of related transactions (other than the sale of notes receivable and accounts receivable permitted by Section 6.05, the sale of inventory in the ordinary course, the sale of obsolete or worn out Property in the ordinary course, the sale of Investments of the type described in Sections 6.06(a)-(g) and (m) in the ordinary course or sales, transfers and dispositions to the Borrower or any Subsidiary permitted by Section 6.04).

(d) The definition of “Change in Control” is amended in its entirety to read as follows:

“Change in Control” means (a) the acquisition by any Person, or two or more Persons acting in concert, including without limitation any acquisition effected by means of any transaction contemplated by Section 6.03 (other than transactions permitted by the last sentence of Section 6.03), of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 20% or more of the outstanding shares of voting stock of Holdco or the Borrower, or (b) during any period of 25 consecutive calendar months, commencing on the date of this Agreement, the ceasing of those individuals (the “Continuing Directors”) who (i) were directors of Holdco or the Borrower on the first day of each such period or (ii) subsequently became directors of Holdco or the Borrower and whose initial election or initial nomination for election subsequent to that date was approved by a majority of the Continuing Directors then on the board of directors of Holdco or the Borrower, to constitute a majority of the board of directors of Holdco or the Borrower, as applicable. Notwithstanding the foregoing, none of the transactions in connection with the Post-Spin Off shall be deemed to result in a Change in Control.

(e) The definition of “Change in Law” is amended in its entirety to read as follows:

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rules, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided however, that notwithstanding anything herein to the contrary,(i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to a “Change in Law” regardless of the date enacted, adopted, issued or implemented.

(f) The definition of “Governmental Authority” is amended in its entirety to read as follows:

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including without limitation any board of insurance, insurance department or insurance commissioner, any taxing authority or political subdivision, any supra-national bodies such as the European Union or the European Central Bank and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing)).

(g) The definition of “May 2009 Senior Notes” is amended in its entirety to read as follows:

“May 2009 Senior Notes” means (a) the Borrower’s $50,000,000 aggregate principal amount of 7.45% Senior Notes, Series 2009A, due May 28, 2019, as in effect on the First Amendment Effective Date, or as otherwise amended in a manner that is not materially adverse to the Lenders and (b) the Borrower’s $50,000,000 aggregate principal amount of 7.60% Senior Notes, Series 2009B, due May 28, 2021, as in effect on the First Amendment Effective Date, or as otherwise amended in a manner that is not materially adverse to the Lenders.

(h) The Definition of “Net Proceeds” is amended to replace sub-clause (b)(i) of such definition in its entirety with “(i) all amounts that are received in connection with the Post Spin-Off,”.

(i) The Definition of “Total Debt” is amended to replace clause (c) of such definition in its entirety with “(c) to the extent included in clause (b)(i) above, the Ralston Obligations and the Post Obligations.”

(j) The definition of “Splitco Notes” is amended in its entirety to read as follows:

“Splitco Notes” means the Borrower’s senior notes issued pursuant to the 2008 Indenture, as in effect on the First Amendment Effective Date, or as otherwise amended in a manner that is not materially adverse to the Lenders.

(k) Section 3.20 is amended in its entirety to read as follows:

SECTION 3.20. Material Agreements. Neither the Borrower nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction (a) which could reasonably be expected to have a Material Adverse Effect or (b) which (other than (u) the Existing Credit Agreement as in effect on the date hereof, (v) the Senior Note Agreements, (w) the 2008 Indenture, (x) the May 2009 Note Purchase Agreement, (y) the 2009 Indenture, and (z) other agreements or instruments governing Indebtedness of the Borrower or any Subsidiaries permitted to be incurred pursuant to Section 6.02(g) so long as the restrictions contained therein are not materially less favorable to the Lenders, taken as a whole, than the restrictions contained in this Agreement), restricts or imposes conditions upon the ability of the Borrower or any Subsidiary to (i) pay dividends or make other distributions on its capital stock (ii) make loans or advances to the Borrower, (iii) repay loans or advances from Borrower or (iv) grant Liens to the Administrative Agent to secure the Obligations. Neither the Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect.

(l) Section 5.11 is amended in its entirety to read as follows: Indebtedness pursuant to the and the

SECTION 5.11 Material Subsidiaries. The Borrower shall cause each of its Subsidiaries which (a) becomes a Material Subsidiary on or after the date hereof or (b) becomes a guarantor of the Senior Notes, the Existing Credit Agreement, the Splitco Notes, the May 2009 Senior Notes, the August 2009 Senior Notes, the July 2010 Senior Notes or any other obligations of the Borrower and its Subsidiaries permitted to be incurred pursuant to Section 6.02(g) on or after the date hereof to join the Subsidiary Guaranty as a Guarantor pursuant to a joinder agreement in the form attached to the Subsidiary Guaranty within thirty (30) days of such Person becoming a Material Subsidiary or becoming such a guarantor, as applicable.

(m) Section 6.03 is amended in its entirety to read as follows:

SECTION 6.03. Merger; Fundamental Changes. The Borrower will not, nor will it permit any Subsidiary to, merge or consolidate with or into any other Person, or liquidate or dissolve, except that (i) a Wholly-Owned Subsidiary may merge into the Borrower or any Wholly-Owned Subsidiary of the Borrower, (ii) the Borrower or any Subsidiary may merge or consolidate with any other Person so long as the Borrower or such Subsidiary is the continuing or surviving corporation and, prior to and after giving effect to such merger or consolidation, no Default or Event of Default shall exist, and (iii) any Subsidiary may enter into a merger or consolidation or may liquidate or dissolve as a means of effecting a disposition permitted by Section 6.04. Holdco will not merge or consolidate with or into any other Person, or liquidate or dissolve, except that Holdco may merge or consolidate with the Borrower so long as the Borrower is the continuing or surviving corporation and, prior to and after giving effect to such merger or consolidation, no Default or Event of Default shall exist.

(n) Section 6.04 is amended in its entirety to read as follows:

SECTION 6.04. Sale of Assets. The Borrower will not, nor will it permit any Subsidiary to, lease, sell, transfer or otherwise dispose of its Property to any other Person except for (a) sales of inventory or unused or obsolete equipment in the ordinary course of business, (b) leases, sales, transfers or other dispositions of its Property that, together with all other Property of the Borrower and its Subsidiaries previously leased, sold, transferred or otherwise disposed of (other than inventory or unused or obsolete equipment sold in the ordinary course of business and accounts receivables transactions permitted by Section 6.05) as permitted by this Section 6.04 since the date hereof, do not constitute a Substantial Portion of the Property of Borrower and its Subsidiaries, (c) sales, transfers and dispositions to the Borrower or any Subsidiary, provided that any such sales, transfers or dispositions to a Subsidiary that is not a Guarantor or Pledged Subsidiary shall be made in compliance with Section 6.06(j), (d) any Subsidiary that is not a Guarantor or Pledged Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders and (e) sales, transfers or other dispositions of assets in connection with the Post Spin-Off.

(o) Section 6.06 is amended by deleting “and” at the end of clause (o), replacing the “.”at the end of clause (p) with “; and” and inserting a new clause (q) as follows: “(q) Investments in Post and its subsidiaries pursuant to the Post Spin-Off Documents.”

(p) Section 6.07 is amended in its entirety to read as follows:

SECTION 6.07. Contingent Obligations. The Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Contingent Obligation (including, without limitation, any Contingent Obligation with respect to the obligations of a Subsidiary), except (a) by endorsement of instruments for deposit or collection in the ordinary course of business, (b) the Subsidiary Guaranty, (c) the Ralston Obligations, (d) other Contingent Obligations not to exceed $35,000,000 in the aggregate at any time outstanding, (e) guarantees of the obligations of the Borrower or any Subsidiary under (i) the Existing Credit Agreement, (ii) the Senior Note Agreements, (iii) the 2008 Indenture, (iv) the 2009 Indenture, and (v) the May 2009 Note Purchase Agreement, (vi) other agreements governing the Indebtedness (including, but not limited to, any guarantees) of the Borrower or any Subsidiary permitted to be incurred pursuant to Section 6.02(g), (f) Contingent Obligations of Mattnick consisting of obligations to the Borrower and its Subsidiaries arising out of insurance policies or other contracts of insurance, and (g) the Post Obligations.

(q) Section 6.08 is amended by deleting “and” and inserting a “;” at the end of clause (k), replacing the “.” at the end of clause (l) with “; and” and inserting a new clause (m) as follows: “(m) Liens on the Property of Post and its subsidiaries that do not become effective before the Distribution Date and which secure Indebtedness of Post and its subsidiaries incurred in connection with the Post Spin-Off.”

(r) Section 6.09 is amended by deleting “and” and inserting a “,” at the end of clause (d), deleting the “.” at the end of clause (e) and inserting a new clause (f) as follows: “and (f) transactions under the Post Spin-Off Documents.”

(s) Section 6.11 is amended in its entirety to read as follows:

SECTION 6.11. Change in Corporate Structure; Fiscal Year. The Borrower shall not, nor shall it permit any Subsidiary to, (a) permit any amendment or modification to be made to its certificate or articles of incorporation or by-laws which is materially adverse to the interests of the Lenders (it being agreed that any such changes required under the Post Spin-Off Documents are not materially adverse to the interests of the Lenders) or (b) change its Fiscal Year to end on any date other than September 30 of each year.

(t) Section 6.12 is amended in its entirety to read as follows:

SECTION 6.12. Inconsistent Agreements. The Borrower shall not, nor shall it permit any Subsidiary to, enter into any indenture, agreement, instrument or other arrangement (other than (u) the Existing Credit Agreement as in effect on the date hereof, (v) the Senior Note Agreements, (w) the 2008 Indenture, (x) the May 2009 Note Purchase Agreement, (y) the 2009 Indenture and (z) other agreements governing the Indebtedness (including, but not limited to, any guarantees) of the

Borrower or any Subsidiary permitted to be incurred pursuant to Section 6.02(g) so long as the restrictions contained therein are not materially less favorable to the Lenders, taken as a whole, than the restrictions contained in this Agreement) which, (a) directly or indirectly prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the incurrence of the Obligations, the granting of Liens to secure the Obligations (other than agreements by the Borrower that it will grant Liens to secure any Swap Agreement to the same extent as, and pari passu with, any Liens granted to secure the Obligations), the provision of the Subsidiary Guaranty, the amending of the Loan Documents or the ability of any Subsidiary (other than a special purpose Subsidiary created for the purpose of entering into the Accounts Receivable Financing Program) to (i) pay dividends or make other distributions on its capital stock, (ii) make loans or advances to the Borrower or (iii) repay loans or advances from the Borrower or (b) contains any provision which would be violated or breached by the making of Loans or by the performance by the Borrower or any Subsidiary of any of its obligations under any Loan Document.

(u) Section 6.14 is amended in its entirety to read as follows:

SECTION 6.14. Restricted Payments. The Borrower will not, and will not permit any of its Subsidiaries to, declare, pay or make, or agree to declare, pay or make, directly or indirectly, any Restricted Payment, except (a) the Borrower may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its common stock, (b) Subsidiaries may make Restricted Payments ratably with respect to their Equity Interests and (c) so long as no Default exists immediately prior to or immediately after giving effect to such Restricted Payment, the Borrower may make other Restricted Payments (including, without limitation, Restricted Payments required under the Post Spin-Off Documents).

(v) Section 6.18 is amended in its entirety to read as follows:

SECTION 6.18. Holding Company. From and after the date upon which Holdco becomes the parent of the Borrower, Holdco shall not engage in any business or activity other than (a) the ownership of all outstanding Equity Interests in the Borrower and the Retained Shares received by Holdco in connection with the Post Spin-Off, (b) maintaining its corporate existence (except as permitted by Section 6.03), (c) participating in tax, accounting and other administrative activities as the parent of the consolidated group of companies, and (d) activities incidental to the businesses or activities described in clauses (a) through (c) of this Section.

(w) Clause (c) of Article VII is amended in its entirety to read as follows:

(c) The breach by the Borrower of any of the terms or provisions of Section 5.02, Section 5.03(a), Section 5.10, Sections 6.01 through 6.12 and Sections 6.14 through Section 6.17, or the breach by Holdco of any of the terms or provisions of Section 6.18;

(x) Clause (f) of Article VII is amended in its entirety to read as follows:

(f) Holdco, the Borrower or any of its Subsidiaries shall (i) have an order for relief entered with respect to it under the federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate action to authorize or effect any of the foregoing actions set forth in this clause (f), (vi) fail to contest in good faith any appointment or proceeding described in clause (g) of this Article or (vii) become unable to pay, not pay, or admit in writing its inability to pay, its debts generally as they become due;

(y) Clause (g) of Article VII is amended in its entirety to read as follows:

(g) Without the application, approval or consent of Holdco, the Borrower or any of its Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for Holdco, the Borrower or any of its Subsidiaries or any Substantial Portion of its Property, or a proceeding described in clause (f)(iv) of this Article shall be instituted against Holdco, the Borrower or any of its Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of thirty consecutive days;

(z) The last sentence of Article VII is amended in its entirety to read as follows:

For purposes hereof, an Event of Default described in subsection (e) above arising out of a breach by the Borrower of any financial covenant restricting any leverage ratio of the Borrower contained in the Senior Note Agreements, the 2008 Indenture, the May 2009 Note Purchase Agreement, the 2009 Indenture, any other agreement governing the Indebtedness of the Borrower or any Subsidiary permitted to be incurred pursuant to Section 6.02(g) or related documentation shall be deemed to be continuing hereunder notwithstanding its waiver, whether accomplished by waiver, amendment or otherwise (a “Waiver”), by the lenders under the Existing Credit Agreement and the holders of the Senior Notes, the Splitco Notes, the May 2009 Senior Notes, the August 2009 Senior Notes, the July 2010 Senior Notes or such other Indebtedness permitted to be incurred pursuant to Section 6.02(g), as applicable, unless (i) the holders of the applicable Indebtedness receive no monetary or other consideration for such Waiver (including any prepayment of such Indebtedness or agreement to prepay such Indebtedness) other than an amendment or waiver fee not exceeding .10% of the aggregate principal amount of the applicable Indebtedness and (ii) the terms of the applicable Indebtedness are not modified in any manner favorable to the holders of the applicable Indebtedness in connection with such Waiver.

(aa) The last paragraph of Article VIII is amended in its entirety to read as follows:

Without limiting the foregoing, if any collateral under any Pledge Agreement or any Subsidiary is sold, transferred or otherwise disposed of in a transaction permitted hereunder (excluding sales to the Borrower or a Subsidiary thereof) then (a) as and to the extent provided in the Pledge Agreement, such collateral shall be sold free and clear of the Liens created by the Pledge Agreement and (b) in the case of such a sale of a Guarantor (including, without limitation, the sale, transfer or disposition of Post, LLC in connection with the Post Spin-Off), such Guarantor and its subsidiaries shall be released from the Subsidiary Guaranty and, in each case, the Administrative Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing, provided that with respect to any release of Post, LLC in connection with the Post Spin-Off, Post, LLC shall be substantially concurrently released (or the Administrative Agent shall have received satisfactory evidence of the making of arrangements for Post, LLC to be reasonably promptly released) from all other existing guarantees of senior Indebtedness of the Borrower.

(bb). Schedule 3.08 is hereby deleted and replaced with the Schedule 3.08 attached hereto.

2. Representations and Warranties of the Borrower. The Borrower represents and warrants that:

(a) The execution and delivery by the Borrower of this Amendment and the performance of its obligations hereunder have been duly authorized by proper corporate proceedings and this Amendment constitutes a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as the enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity;

(b) Each of the representations and warranties contained in the Credit Agreement (treating this Amendment as a Loan Document for purposes thereof) is true and correct in all material respects on and as of the date hereof as if made on the date hereof; and

(c) No Default has occurred and is continuing.

3. Effective Date. This Amendment shall become effective upon the execution and delivery hereof by the Borrower, the Administrative Agent and the Required Lenders (without respect to whether it has been executed and delivered by all the Lenders); provided that Section 1 hereof shall not become effective until the date (the “Effective Date”) when the following additional conditions have also been satisfied:

(a) Each of the Guarantors shall have executed and delivered to the Administrative Agent a Reaffirmation of Guaranty in the form of Exhibit A hereto.

(b) The Borrower shall have provided such other corporate and other certificates, opinions, documents, instruments and agreements as the Administrative Agent may reasonably request.

4. Reference to and Effect Upon the Credit Agreement.

(a) Except as specifically amended above, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(b) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement or any Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any Loan Document, except as specifically set forth herein. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby.

5. Costs and Expenses. The Borrower hereby affirms its obligation under Section 9.03 of the Credit Agreement to reimburse the Administrative Agent for all reasonable out-of-pocket expenses incurred by the Administrative Agent and its affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the preparation and administration of this Amendment.

6. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

7. Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

8. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed signature page of this Amendment by facsimile transmission or be electronic mail shall be effective as delivery of manually executed counterpart hereof.

[signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

RALCORP HOLDINGS, INC.		JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent

By:		By:

Name:	Scott Monette	Name:

Title:	Corporate Vice President and Treasurer	Title:

BANK OF AMERICA, N.A.

By:

Name:

Title:

[Signature Page to Amendment No. 1]

SUNTRUST BANK

By:

Name:

Title:

[Signature Page to Amendment No. 1]

DEUTSCHE BANK AG

By:

Name:

Title:

[Signature Page to Amendment No. 1]

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:

Name:

Title:

[Signature Page to Amendment No. 1]

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

By:

Name:

Title:

[Signature Page to Amendment No. 1]

AGFIRST FARM CREDIT BANK

By:

Name:

Title:

[Signature Page to Amendment No. 1]

COBANK

By:

Name:

Title:

[Signature Page to Amendment No. 1]

CREDIT SUISSE AG

By:

Name:

Title:

[Signature Page to Amendment No. 1]

PNC BANK, N.A.

By:

Name:

Title:

[Signature Page to Amendment No. 1]

BANK OF THE WEST

By:

Name:

Title:

[Signature Page to Amendment No. 1]

US BANK, N.A.

By:

Name:

Title:

[Signature Page to Amendment No. 1]

BMO BANK OF MONTREAL

By:

Name:

Title:

[Signature Page to Amendment No. 1]

FARM CREDIT BANK OF TEXAS

By:

Name:

Title:

[Signature Page to Amendment No. 1]

GREENSTONE FARM CREDIT SERVICES, ACA/FLCA

By:

Name:

Title:

[Signature Page to Amendment No. 1]

COMMERCE BANK

By:

Name:

Title:

[Signature Page to Amendment No. 1]

FCS FINANCIAL, PCA

By:

Name:

Title:

[Signature Page to Amendment No. 1]

REAFFIRMATION OF GUARANTY

Each of the undersigned (a) acknowledges receipt of a copy of Amendment No. 1 to Credit Agreement (the “Amendment”) dated as of the date hereof, (b) consents to such amendment and each of the transactions referenced therein and (c) hereby reaffirms its obligations under (i) the Subsidiary Guaranty dated as of July 27, 2010 in favor of JPMorgan Chase Bank, N.A., as Administrative Agent, the Collateral Agent and the Lenders (as defined in the Amendment), as supplemented and (ii) to the extent it is a party thereto, the Pledge Agreement dated as of July 18, 2008 in favor of JPMorgan Chase Bank, N.A. as Collateral Agent.

Dated as of                     , 2011

BREMNER FOOD GROUP, INC.
FLAVOR HOUSE PRODUCTS, INC.
LINETTE QUALITY CHOCOLATES, INC. (f/k/a NUTCRACKER BRANDS , INC.)
RH FINANCIAL CORPORATION
RIPON FOODS, INC.
SUGAR KAKE COOKIE, INC.
HERITAGE WAFERS, LLC
THE CARRIAGE HOUSE COMPANIES, INC.
RALCORP FROZEN BAKERY PRODUCTS, INC.
COMMUNITY SHOPS, INC.
THE BUN BASKET, INC.
LOFTHOUSE BAKERY PRODUCTS, INC.
MEDALLION FOODS, INC.
PARCO FOODS, L.L.C.
COTTAGE BAKERY, INC.
BLOOMFIELD BAKERS, A CALIFORNIA LIMITED PARTNERSHIP
LOVIN OVEN, LLC
HARVEST MANOR FARMS, LLC
POST FOODS, LLC
AMERICAN ITALIAN PASTA COMPANY

By:

Name:	Scott Monette

Title:	Treasurer of each of the above entities on behalf of each of the above entities

Schedule 3.08

[To be Provided by Ralcorp]